EXHIBIT 10.35


                  Amendment No. 2 to the Supplemental Agreement
                  ---------------------------------------------

That certain Agreement Regarding the Supplemental Terms of the Interim SAVVIS Financing As Approved by the May 3, 2001 Order of the United States Bankruptcy Court for the Eastern District of Missouri dated as of May 3, 2001 and amended by Amendment No. 1 dated December 31, 2001 (the "Supplemental Agreement"), by and between BIS Administration, Inc. (f/k/a Bridge Information Systems, Inc.) ("BIS"), BDC Administration, Inc. (f/k/a Bridge Data Company) and for and on behalf of all of BIS' subsidiaries and affiliates which are debtors-in-possession in Case No. 01-41593-293, United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division, on the one hand, and SAVVIS Communications Corporation, a Delaware corporation and SAVVIS Communications Corporation, a Missouri corporation (collectively, "SAVVIS"), on the other hand, is hereby amended effective January 8, 2002 (the "Effective Date") by this Amendment No. 2, as follows:

1. This Amendment No. 2 replaces, in its entirety, Amendment No. 1.

2. Paragraph 5(b) of the Supplemental Agreement is omitted in its entirety and replaced with the following:

         "5.(b)(i) SAVVIS has issued to BIS $12,000,000 U.S. amount of convertible preferred SAVVIS stock (the "Preferred Stock"), such Preferred Stock to be issued to BIS upon the closing of long term financing pursuant to which SAVVIS Delaware issues preferred stock in an amount equal to no less than $50,000,000 (the "Long Term Financing"). The Preferred Stock will contain the same rights and terms as the shares issued to the entities providing Long Term Financing to SAVVIS. In the event that SAVVIS does not obtain Long Term Financing prior to February 28, 2002 (the "Financing Date"), then no Preferred Stock shall be issued, the Note Shall remain unsatisfied and the SAVVIS Pre-Petition Receivable shall remain unpaid, such that all parties hereto shall be returned to their respective positions with respect thereto without waiver of any claims, rights, defenses or remedies;"

3. Each party hereto has all requisite corporate or other organizational power and authority and has received all consents necessary for it to enter into, deliver and carry out the obligations of this Amendment.

4. This Amendment may be executed in one or more counterparts, with signature to each such counterpart being a signature to all such counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

5. As amended hereby, the Supplemental Agreement shall remain in full force and effect.





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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the
Effective Date.

SAVVIS COMMUNICATIONS CORPORATION, a Missouri Corporation


By:      /s/ Lane H. Blumenfeld

Title:   Deputy General Counsel and Assistant Vice President


SAVVIS COMMUNICATIONS CORPORATION, a Delaware Corporation


By:      /s/ Lane H. Blumenfeld

Title:   Deputy General Counsel and Assistant Vice President


BIS ADMINISTRATION, INC.


By:      Sankar Krishnan
Title:   Chief Restructuring Officer


BDC ADMINISTRATION, INC.


By:      Sankar Krishnan

Title:   Chief Restructuring Officer



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